Exhibit 99.1

PRESS RELEASE

JACQUES P. PEROLD ELECTED TO MSCI INC. BOARD OF DIRECTORS

NEW YORK, February 2, 2017— MSCI Inc. (NYSE: MSCI), a leading provider of investment decision support tools worldwide, including indexes and portfolio risk and performance analytics products, today announced that Jacques P. Perold has been elected to MSCI’s Board of Directors (“Board”). His appointment is effective March 6, 2017.

Mr. Perold, 58, was president of Fidelity Management & Research Company, the investment advisor for Fidelity’s family of mutual funds, until his retirement in 2014. From 2001 to 2009, Mr. Perold was president of Geode Capital Management, LLC, a sub-advisor to Fidelity.

Henry Fernandez, MSCI’s Chairman and Chief Executive Officer, said, “I am pleased to welcome Jacques to our Board. He brings valuable leadership experience from a prominent global investment firm, as well as insight into a quickly evolving and complex global financial system. MSCI and its shareholders will greatly benefit from his experience and perspective.”

Mr. Perold is currently a director of Allstate Insurance Corp., a trustee of New York Life Insurance Company’s MainStay mutual funds, a director of World Music, Inc., a director of South Africa Partners and a trustee of Boston University.

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About MSCI

For more than 45 years, MSCI’s research-based indexes and analytics have helped the world’s leading investors build and manage better portfolios. Clients rely on our offerings for deeper insights into the drivers of performance and risk in their portfolios, broad asset class coverage and innovative research.

Our line of products and services includes indexes, analytical models, data, real estate benchmarks and ESG research.

MSCI serves 97 of the top 100 largest money managers, according to the most recent P&I ranking.

For more information, visit us at www.msci.com. MSCI#IR

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Investor Relations

Stephen Davidson	stephen.davidson@msci.com	+ 1 212 981 1090

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission (“SEC”) on February 26, 2016, as amended, and in quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.